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                                                                    EXHIBIT 23.1



                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in this registration statement on Form S-4 of our report, which includes an explanatory paragraph that discusses substantial doubt about the Company's ability to continue as a going concern, dated January 16, 1998 on our audits of the financial statements of Telehub Communications Corporation. We also consent to the reference to our firm under the caption "Experts".



                                                     PricewaterhouseCoopers LLP


San Francisco, California
November 9, 1998